     Exhibit 99.1

LEXARIA’S APPOINTS NEW ACTING CFO

Vancouver, British Columbia – June 5, 2017 – Lexaria Bioscience Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) is pleased to announce that its has appointed Allan Spissinger as new acting CFO, Secretary and Treasurer.

Allan Spissinger was involved in the information technologies (IT) sector for more than 10 years working on corporate IT infrastructure and software development projects before focusing on finance and accounting. Allan joined the audit and assurance practice of PricewaterouseCoopers (PwC) obtaining his Chartered Professional Accountant (CPA) designation by working primarily in the public company space on financial reporting and Sarbanes-Oxley (SOX) compliance in sectors including resources, manufacturing and technologies.

Allan has managed private businesses for 20 years before joining Lexaria in September 2014 as its corporate controller and is intimately familiar with its operations, procedures and controls.

“Working with the Lexaria management team has been an inspirational experience,” said Mr. Spissinger. “I look forward to my expanding role and continuing to build the exciting future that Lexaria's patented technologies enable.”

Lexaria’s CEO Chris Bunka says, “Everyone at Lexaria welcomes Allan in his new role as CFO as we continue to strengthen our leadership team. I have every confidence in Allan and his abilities to help guide Lexaria through what we expect to be a period of phenomenal growth to come.”

Separately, the Company announces it has received US$1,540 for the exercise of 11,000 existing warrants prices at US$0.14. The Company has also settled debt of US$12,000 through the issuance of 35,294 shares at a deemed price of US$0.34. 200,000 stock options have been granted to Mr. Spissinger with an exercise price of US$0.37. No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Lexaria has 18 patents pending and patent applications filed in more than 40 countries worldwide.

About Lexaria
Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com
FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Amarii, and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.